UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 21, 2010

GP Strategies Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7234	13-1926739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6095 Marshalee Drive, Suite 300, Elkridge, MD		21075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (410) 379-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 21, 2010, the Compensation Committee of the Board of Directors of GP Strategies Corporation, a Delaware corporation (“the Company”), granted to certain of its officers and key employees options to purchase an aggregate of 235,000 shares of the Company’s Common Stock at an exercise price of $7.27 per share. The stock options, which were non-qualified stock options for tax purposes, were granted pursuant to the Company’s 2003 Incentive Stock Plan and expire on January 21, 2016. The stock options vest 20% annually over five years from the grant date.

The following Named Executive Officers received grants of stock options:

Name	Title	No. of Options
Sharon Esposito-Mayer	Executive Vice President & Chief Financial Officer	45,000
Donald R. Duquette	Executive Vice President	45,000
Karl Baer	Executive Vice President	25,000

The Company will file the Form of Stock Option Agreement with its annual report on Form 10-K for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: January 27, 2010	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, Secretary & General Counsel